UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 25, 2010 (February 25, 2010)

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors.

          At its meeting on February 25, 2010, the Board of Directors of Colgate-Palmolive Company (“Colgate”) elected Dr. Helene D. Gayle and Mr. Joseph Jimenez to the Board of Directors effective March 1, 2010.

          Dr. Gayle, 54, is President and Chief Executive Officer of CARE USA, one of the world’s leading humanitarian organizations. Prior to joining CARE in 2006, Dr. Gayle previously held senior positions with the Bill and Melinda Gates Foundation and the Centers for Disease Control and Prevention. As a distinguished expert and leader in the global public health field, she brings to Colgate’s Board a deep understanding of the importance of health and hygiene around the world where Colgate’s oral and personal care products are sold.

          Mr. Jimenez, 50, is Chief Executive Officer of Novartis AG, a global pharmaceutical company. Prior to joining Novartis in 2007, Mr. Jimenez was President and CEO of H.J. Heinz’s North American and European businesses and held senior leadership positions at ConAgra Grocery Products. Mr. Jimenez brings to Colgate’s Board extensive leadership experience in the consumer products industry.

          Mrs. Jill K. Conway, 75, one of the independent directors of the Board of Directors of Colgate, will not stand for reelection to the Board of Directors at the Annual Meeting of Stockholders to be held on May 7, 2010, in light of her desire to retire as a director at the end of her current term.

          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: February 25, 2010	By:	/s/ Andrew D. Hendry
Name: Andrew D. Hendry
Title: Senior Vice President, General Counsel
and Secretary